Product supplement EE To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Reverse Convertible Securities Linked to the Worst Performing Common Stock of Several Reference Stock Issuers

General

•

Deutsche Bank AG may offer and sell securities linked to the worst performing common stock (the “Laggard Reference Stock”) of the common stock of several issuers (each a “Reference Stock” and, together, the “Reference Stocks”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS (such shares, the “Underlying Stock” of such ADS). This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are the senior unsecured obligations of Deutsche Bank AG.

•

We will pay a coupon on the securities at the rate specified in the relevant pricing supplement. However, the securities do not guarantee any return of your initial investment at maturity. Instead, the payment at maturity will be based on the performance of the

Reference Stocks during the term of the securities. In addition, under the circumstances described below, for each security, you may receive at maturity, in addition to any coupon payments , a predetermined number of shares of the Laggard Reference Stock or, at our election and if we so specify in the relevant pricing supplement, the cash value (“Cash Value”) of such shares based on the Final Stock Price of the Laggard Reference Stock rather than the face amount of the security. The market value of the Reference Stocks delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, will be less than your initial investment in the securities and may be zero.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•

The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•

The issuers of the Reference Stocks are not affiliates of ours and are not receiving any of the proceeds of any securities offering. The obligations under the securities are our obligations only, and the issuers of the Reference Stocks will have no obligations of any kind under the securities. Investing in the securities is not equivalent to investing in the Reference Stocks.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

July 6, 2007

SUMMARY TERMS

Reference Stocks	The common stock of several issuers designated in the relevant pricing supplement (each a “Reference Stock” and, together, the “Reference Stocks”) accompanying this product supplement.

Laggard Reference Stock

The Reference Stock with the lowest Reference Stock Return, as determined by the calculation agent on any Valuation Date; provided, that if the calculation agent determines that any two or more of the Reference Stocks have equal Reference Stock Returns that are the lowest among all the Reference Stock Returns, then the calculation agent will, in its sole discretion, designate as the Laggard Reference Stock any one of the Reference Stocks whose Reference Stock Return is among the lowest.

Reference Stock Return	For each Reference Stock, the Reference Stock Return will be calculated as follows:

Final Stock Price – Initial Stock Price

Initial Stock Price

The determination of each Reference Stock Return is subject to adjustment for certain corporate events, as described below.

Coupon	As specified in the relevant pricing supplement.

Payment at Maturity	The payment you will receive at maturity will be based on the performance of the Reference Stocks specified in the relevant pricing supplement.

At maturity, you will receive, in addition to any coupon payments on the securities, an amount in cash or stock calculated as follows:

If the price of each Reference Stock (determined as described below) is greater than or, if so specified in the relevant pricing supplement, greater than or equal to, the Threshold Price for such Reference Stock at all times during the Observation Period, you will receive a cash payment per $1,000 security face amount of $1,000.

If the price of any Reference Stock is less than or equal to or, if so specified in the relevant pricing supplement, solely less than the Threshold Price for such Reference Stock, at any time during the Observation Period, then:

•	if the Final Stock Price of the Laggard Reference Stock is equal to or greater than the Initial Stock Price of the

Laggard Reference Stock, you will receive a cash payment per $1,000 security face amount of $1,000; or

•

if the Final Stock Price of the Laggard Reference Stock is less than the Initial Stock Price of the Laggard Reference Stock, you will receive a number of shares of the Laggard Reference Stock per $1,000 security face amount equal to the Physical Delivery Amount (or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof).

If you receive shares of the Laggard Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount or the Cash Value thereof, if applicable, will be less than the face amount of your securities and may be zero.

The relevant pricing supplement will specify whether the price of the Reference Stocks will be determined based on continuous or daily Reference Stock monitoring or, alternatively, may specify another method for monitoring the price of the Reference Stocks. The price of the Reference Stocks used to determine whether the value of the Reference Stocks are greater than, equal to or less than the Threshold Price at any time during the Observation Period will be:

•	for securities with continuous Reference Stock monitoring, the price of the Reference Stocks quoted on the Relevant Exchange at any time during the Observation Period; or

•	for securities with daily Reference Stock monitoring, the closing price of the Reference Stocks on any day during the Observation Period.

Threshold Price

As specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Threshold Price is equal to 80% of the Initial Stock Price for each Reference Stock. The Threshold Price for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Observation Period

As specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Observation Period consists of each day from (but not including) the trade date to (and including) the Final Valuation Date.

Physical Delivery Amount

The number of shares of the Laggard Reference Stock per $1,000 security face amount equal to $1,000 divided by the Initial Stock Price of the Laggard Reference Stock. The Physical Delivery Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Laggard Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Cash Value

The relevant pricing supplement may specify that, in the event that we must deliver the number of shares of the Laggard Reference Stock equal to the Physical Delivery Amount in respect of your securities, we may instead elect to deliver, for each $1,000 security face amount, an amount in cash equal to the product of (i) $1,000 divided by the Initial Stock Price of the Laggard Reference Stock and (ii) the Final Stock Price of the Laggard Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Laggard Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Initial Stock Price

For each Reference Stock, the closing price of such Reference Stock on the trade date (or such other date or dates as specified in the relevant pricing supplement). The Initial Stock Price for any Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Final Stock Price

For each Reference Stock, the closing price of such Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Valuation Date(s)

The Final Stock Price will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the Securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to each $1,000 face amount of our Reverse Convertible Securities Linked to the Worst Performing Common Stock of Several Reference Stock Issuers.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the worst performing common stock (the “Laggard Reference Stock”) of the common stock of several issuers as specified in the relevant pricing supplement (each a “Reference Stock” and, together the “Reference Stocks”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities offer a higher coupon payment than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the securities do not guarantee any return of your initial investment at maturity. Therefore, you must be aware of the risk that you may lose some or all of your initial investment in the securities at maturity. Regardless of whether you receive at maturity your initial investment in the securities, the Physical Delivery Amount or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof (as described under “—Payment at Maturity”), you will be entitled to receive one or more coupon payments on the face amount of your securities as specified in the relevant pricing supplement.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $1,000, unless otherwise specified in the relevant pricing supplement. The security will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Securities—Form, Legal Ownership and Denomination of Securities” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in the relevant pricing supplement supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The payment you will receive at maturity will be based on the performance of the Reference Stocks specified in the relevant pricing supplement. At maturity, you will receive, in addition to any coupons on the securities, an amount in cash or stock calculated as follows:

•

If the price of each Reference Stock (determined as described below) is greater than or, if so specified in the relevant pricing supplement, greater than or equal to the Threshold Price for such Reference Stock at all times during the Observation Period, you will receive a cash payment per $1,000 security face amount of $1,000.

•

If the price of any Reference Stock is less than or equal to or, if so specified in the relevant pricing supplement, solely less than the Threshold Price for such Reference Stock at any time during the Observation Period, then:

•

if the Final Stock Price of the Laggard Reference Stock is equal to or greater than the Initial Stock Price of the Laggard Reference Stock, you will receive a cash payment per $1,000 security face amount of $1,000; or

•

if the Final Stock Price of the Laggard Reference Stock is less than the Initial Stock Price of the Laggard Reference Stock, you will receive a number of shares of the Laggard Reference Stock per $1,000 security face amount equal to the Physical Delivery Amount (or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof).

If you receive shares of the Laggard Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount (or the Cash Value thereof, if applicable) will be less than the face amount of your securities and may be zero. Accordingly, you may lose some or all of your initial investment if you invest in the securities. See “Risk Factors” for further information.

The relevant pricing supplement will specify whether the price of the Reference Stocks will be determined based on continuous or daily Reference Stock monitoring or, alternatively, may specify another method for monitoring the price of the Reference Stocks. The price of the Reference Stocks used to determine whether the value of the Reference Stocks are greater than, equal to or less than the Threshold Price at any time during the Observation Period will be:

•	for securities with continuous Reference Stock monitoring, the price of the Reference Stocks quoted on the Relevant Exchange at any time during the Observation Period; or

•	for securities with daily Reference Stock monitoring, the closing price of the Reference Stocks on any day during the Observation Period.

The “Threshold Price” shall be specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Threshold Price is equal to 80% of the Initial Stock Price for each Reference Stock. The Threshold Price for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, the “Physical Delivery Amount” shall be the number of shares of the Laggard Reference Stock per $1,000 security face amount equal to $1,000 divided by the Initial Stock Price of the Laggard Reference Stock. The Physical Delivery Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Laggard Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

If specified in the relevant pricing supplement, the “Cash Value” shall be (unless otherwise specified in the relevant pricing supplement) the amount in cash equal to the product of (a) $1,000 divided by the Initial Stock Price of the Laggard Reference Stock and (b) the Final Stock Price of the Laggard Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Laggard Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Unless otherwise specified in the applicable pricing supplement, for each Reference Stock, “Initial Stock Price” means the closing price of such Reference Stock on the trade date (or such other date or dates as specified in the relevant pricing supplement). The Initial Stock Price for any Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Terms of Securities—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, for each Reference Stock, “Final Stock Price” means the closing price of such Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

The “Valuation Date(s)” will be either a single date, which we refer to as the “Final Valuation Date,” or several dates, each of which we refer to as an “Averaging Date,” and any such date is subject to adjustment as described below. The relevant pricing supplement will specify the manner in which the Final Stock Price is determined.

The “Observation Period” shall be specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Observation Period consists of each day from (but not including) the trade date to (and including) the Final Valuation Date.

Unless otherwise specified in the applicable pricing supplement, “trade date” means the day we price the securities for initial sale to the public.

The “Reference Stocks” shall be specified in the relevant pricing supplement.

The “Laggard Reference Stock” will be the Reference Stock with the lowest Reference Stock Return, as determined by the calculation agent on any Valuation Date; provided, that if the calculation agent determines that any two or more of the Reference Stocks have equal Reference Stock Returns that are the lowest among all the Reference Stock Returns, then the calculation agent will, in its sole discretion, designate as the Laggard Reference Stock any one of the Reference Stocks whose Reference Stock Return is among the lowest.

For each Reference Stock, the “Reference Stock Return” will be calculated as follows:

Final Stock Price – Initial Stock Price

Initial Stock Price

“Relevant Exchange” means, with respect to any Reference Stock that is not an ADS, the primary U.S. exchange or market for trading of such Reference Stock, or with respect to any Reference Stock that is an ADS, the primary exchange or market for trading of the Underlying Stock of such ADS, as specified in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, for each Reference Stock, the “closing price” for one share of such Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading, or

•

if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the applicable pricing supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

The “Maturity Date” will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the

Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We describe market disruption events under “Terms of Securities—Market Disruption Events.”

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Securities with a maturity of more than one year

If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stocks on such Valuation Date shall be deemed to be the closing price of the Reference Stocks last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Securities with a maturity of not more than one year

If a market disruption event occurs on any Valuation Date, or if such date is not a trading day, the closing price of the Reference Stocks on such Valuation Date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date; and provided further, that no Valuation Date, as postponed, shall produce a Maturity Date more than one year (including the issue date but not the Maturity Date) after the issue date (the last date that could serve as the Final Valuation Date without causing the Maturity Date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stocks on such Valuation Date shall be deemed to be the closing price of the Reference Stocks last in effect prior to commencement of the market disruption event (or prior to the non-trading day). Notwithstanding the foregoing, if any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final Valuation Date as if it were the final Valuation Date) and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, then the closing price of the Reference Stocks on such Valuation Date shall be deemed to be the closing price of the Reference Stocks last in effect prior to commencement of the market disruption event (or prior to the non-trading day). For the avoidance of doubt, in no event shall any Valuation Date occur after the Final Disrupted Valuation Date.

Coupon Payments

Unless otherwise specified in the relevant pricing supplement, the coupon payments in respect of each $1,000 security face amount for each coupon period will be calculated as follows:

$1,000 x coupon x (Number of Days in the Coupon Period / 360),

where the “Number of Days” will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

The securities will pay a coupon at a rate per annum specified in the relevant pricing supplement. The coupon will accrue from the issue date of the securities to but excluding the Maturity Date and will be paid in arrears on each Coupon Payment Date to and including the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to that Coupon Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant pricing supplement. If the Maturity Date is adjusted as the result of a market disruption event, the coupon payment due on the Maturity Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional coupon payment will accrue or be payable as a result of the delayed payment.

The “coupon” will be specified in the relevant pricing supplement.

A “Coupon Period” is the period beginning on and including the issue date of the securities and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including a Coupon Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant pricing supplement.

A “Coupon Payment Date” will be specified in the relevant pricing supplement; provided, that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the securities, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional coupon payment will accrue as a result of the delayed payment, and the next Coupon Period will commence as if the payment had not been delayed.

No Fractional Share

If we deliver shares of the Laggard Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional shares of the Laggard Reference Stock in an amount equal to the product of the closing price of the Laggard Reference Stock multiplied by such fractional amount as determined by the calculation agent on the Final Valuation Date.

Delivery of Shares of the Laggard Reference Stock

We may designate any of our affiliates to deliver any shares of the Laggard Reference Stock or any Exchange Property (as defined in “Terms of Securities—Anti-dilution Adjustments”) pursuant to the terms of the securities, and we shall be discharged of any obligation to deliver such shares of the Laggard Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Laggard Reference Stock or any Exchange Property by us shall also include delivery of such shares by our affiliates.

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay coupons or guarantee any return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Reference Stocks. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

Your investment in the securities may result in a loss.

The securities do not guarantee any return of your initial investment. The return of your initial investment is protected so long as the closing price (in the case of securities with daily Reference Stock monitoring) or price (in the case of securities with continuous Reference Stock monitoring) of each of the Reference Stocks is greater than the Threshold Price of such Reference Stock at all times during the Observation Period or the Final Stock Price of the Laggard Reference Stock is not less than the Initial Stock Price of such Reference Stock. Assuming daily Reference Stock monitoring applies, if the Final Stock Price of the Laggard Reference Stock declines from its Initial Stock Price, and the closing price of such Reference Stock during the Observation Period is less than or equal to its Threshold Price at any time during the Observation Period, you will receive at maturity a number of shares of the Laggard Reference Stock equal to the Physical Delivery Amount (or at our election, and if so specified in the relevant pricing supplement, the Cash Value thereof). In this case, the market value of the shares of the Laggard Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, will be less than the face amount of your securities and may be zero. Accordingly, you may lose the entire amount of your initial investment in the securities.

Because you will not benefit from any appreciation in the Reference Stocks above the Initial Stock Price, you should not expect to receive a payment at maturity with a value greater than the face amount of your securities plus any coupons paid.

At maturity, you will receive no more than the face amount of your securities plus any coupons paid, and the total payment you receive over the term of the securities will not exceed the face amount of your securities plus the coupons paid during the term of the securities. Accordingly, for each $1,000 security face amount, you will not receive a payment at maturity with a value that exceeds $1,000 plus any coupons paid, or a total payment over the term of the securities of more than your initial investment plus the coupon as specified in the relevant pricing supplement. Even if the Final Stock Price of each Reference Stock exceeds the Initial Stock Price of such Reference Stock, you will receive only the face amount of the securities, regardless of any appreciation in the value of any Reference Stock.

Your payment on the Maturity Date will be determined solely by the Laggard Reference Stock.

The payment you receive at maturity will be determined by reference to the Laggard Reference Stock. Accordingly, if the other Reference Stocks have appreciated in value compared to their Initial Stock Price or have experienced a decline in value that is less than that experienced by the Laggard Reference Stock, you will not participate in any way in the Reference Stock Returns of such Reference Stocks.

You will have no ownership rights in the Reference Stocks.

Investing in the securities is not equivalent to investing in the Reference Stocks. As an investor in the securities, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. If the securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the stock underlying such ADS (the “Underlying Stock”).

We have no affiliation with the issuers of the Reference Stocks.

The issuers of the Reference Stocks are not affiliates of ours and are not involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of the issuers of the Reference Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the Reference Stocks.

In addition, as we are not affiliated with the issuers of the Reference Stocks, we do not assume any responsibility for the adequacy of the information about the Reference Stocks or the issuers contained in this product supplement, any pricing supplement or in any of the publicly available filings of the issuers of the Reference Stocks. We are not responsible for the issuers’ public disclosure of information on themselves or the Reference Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the securities, you should make your own investigation into the Reference Stocks.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Final Stock Price may be less than the closing price of a Reference Stock on the Maturity Date of the securities or at other times during the term of the securities.

Because the Final Stock Price may be calculated based on the closing price of a Reference Stock on one or more Valuation Dates during the term of the securities, the closing price of such Reference Stock on the Maturity Date or at various other times during the term of the securities, including dates near the Valuation Date(s), could be higher than the Final Stock Price. This difference could be particularly large if there is a significant increase in the closing price of such Reference Stock before and/or after the Final Valuation Date, if there is a significant decrease in the closing price of such Reference Stock around the time of the Valuation Date(s) or if there is significant volatility in the closing price of such Reference Stock during the term of the securities (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the securities is near the end of the term of the securities, if the closing prices of such Reference Stock increase or remain relatively constant during the initial term of the securities and then decrease below the Initial Stock Price, the Final Stock Price may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in such Reference Stock or, if such Reference Stock is an ADS, in the Underlying Stock, or contracts relating to such Reference Stock or the Underlying Stock, as the case may be, for which there is an active secondary market. Even if the closing price of such Reference Stock increases during the term of the securities the market value of the securities may not increase by the same amount. It is also possible for the closing price of such Reference Stock to increase while the market value of the securities declines because the market value of the securities will not be influenced solely by the changes in the closing price of such Reference Stock.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or to our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the value of one or all of the Reference Stock has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the prices of the Reference Stocks and interest rates on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the prices of the Reference Stocks. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•

whether the Reference Stocks close (in the case of securities with daily Reference Stock monitoring) or trade (in the case of securities with continuous Reference Stock monitoring) at a price that is below or equal to the Threshold Price during the Observation Period;

•

the dividend rate paid on each of the Reference Stocks (while not paid to holders of the securities, dividend payments on each of the Reference Stocks may influence the market price of each of the Reference Stocks and the market value of options on each of the Reference Stocks and, therefore, affect the market value of the securities);

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the market price of each of the Reference Stocks (volatility);

•	economic, financial, political and regulatory or judicial events that affect each of the Reference Stocks or stock markets generally;

•	if a Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can predict the future performance of the Reference Stocks based on historical performance. The value of the Reference Stocks may decrease such that you may not receive any return of your investment. If the closing price (in the case of securities with daily Reference Stock monitoring) or price (in the case of securities with continuous Reference Stock monitoring) of any Reference Stock is equal to or declines below the Threshold Price of such Reference Stock at any time during the Observation Period, and the Final Stock Price of the Laggard Reference Stock is less than the Initial Stock Price of the Laggard Reference Stock, you will lose some of your investment at maturity.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

If the market values of the Reference Stocks change, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning the Reference Stocks. Accordingly, changes in the market values of the Reference Stocks may not result in a comparable change in the market value of the securities. If the closing prices of the Reference Stocks on any trading day increase above the corresponding Initial Stock Prices, the value of the securities may not increase comparably, if at all. It is also possible for the market values of the Reference Stocks to increase moderately while the value of the securities declines.

If the price of any Reference Stock on any trading day declines from the Initial Stock Price of such Reference Stock such that it is close to the Threshold Price for such Reference Stock for the first time, the market value of the securities will likely decline at a greater rate than the market value of such Reference Stock. If any of the Reference Stocks trade at closing prices that are equal to or below their Threshold Price, we expect the market value of the securities to decline to reflect, among a number of factors, our right to potentially deliver to you at maturity the Physical Delivery Amount with a value less than 100% of the face amount of your securities.

One of our affiliates may serve as the depositary for the American Depositary Shares representing the Underlying Stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and one of our affiliates serves as depositary for such ADSs,

the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the securities.

For securities linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the securities.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For securities linked to the performance of an ADS, an investment in the securities is subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the common stock of another company and not the Reference Stocks.

Following certain corporate events relating to any of the Reference Stocks where the issuer of such Reference Stock is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to such Reference Stock issuer or any cash or any other assets distributed to holders of such Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Terms of Securities—Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Final Stock Price and other terms of the securities, for certain adjustment events (as defined below) affecting the Reference Stocks, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Terms of Securities—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade any of the Reference Stocks and financial instruments related to such Reference Stocks on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of any of the Reference Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to such Reference Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of such Reference Stocks and, accordingly, could affect the value of the securities and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of any of the Reference Stocks, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of such Reference Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of such Reference Stock. Any prospective purchaser of securities should undertake an independent investigation of the issuer of such Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of any of the Reference Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Reference Stocks and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price of each Reference Stock, the prices of the Reference Stocks quoted on the Relevant Exchanges (in the case of securities with continuous Reference Stock monitoring) or the closing prices of the Reference Stocks (in the case of securities with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, anti-dilution adjustments, the Final Stock Prices, the coupon payable on any Coupon Payment Date and the amount we will pay you at maturity, whether the price or the closing price, as applicable, of the Reference Stocks on any day during the Observation Period is equal to or below the applicable Threshold Price, as well as which Reference Stock is the Laggard Reference Stock. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is a Coupon Payment Date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Stocks and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Terms of Securities—Market Disruption Events.”

We cannot assure you that the public information provided on the issuer of the Reference Stocks is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuers of the Reference Stocks are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Stocks are accurate or complete, and we are not responsible for public disclosure of information by the issuers of the Reference Stocks, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Stocks or the value of the Reference Stocks (and, therefore, the price or the closing price of any Reference Stock, as applicable, on any day during the Observation Period, any Final Stock Price and the value of the Physical Delivery Amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ materially from the description herein. You should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Certain U.S. Federal Income Tax Consequences.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is a general discussion of the material U.S. federal tax consequences to holders who purchase the securities at the “issue price” and will hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not, however, address the U.S. federal income tax consequences of the ownership or disposition of the Laggard Reference Stock should a holder receive Laggard Reference Stock at maturity. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or U.S. Holders (as defined below) who have a “functional currency” other than the U.S. dollar. As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. You are urged to consult your tax adviser regarding the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe that it is reasonable (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Laggard Reference Stock secured by a cash deposit equal to the Issue Price (the “Deposit”), which will bear an annual compounded yield based on our cost of borrowing to be set forth in the relevant pricing supplement. Pursuant to this treatment, if (i) the price, as determined under the relevant pricing supplement, of any Reference Stock is equal to or less than the Threshold Price for such Reference Stock at any time during the Observation Period and (ii) the Final Stock Price of the Laggard Reference Stock is less than its Initial Stock Price (or, if so specified in the relevant pricing supplement, less than the Threshold Price), the Put Option will be deemed to have been exercised by us and the Deposit will automatically be applied in full satisfaction of your obligation under the Put Option; otherwise, the Put Option will expire unexercised and the Deposit will be returned to you. Under this treatment, less than the full coupon payment will be attributable to the yield on the Deposit; the excess of the coupon payment over the portion of the payment attributable to the yield on the Deposit will represent option premium attributable to your grant of the Put Option (the “Option Premium”).

The treatment of the securities described above is not binding on the IRS or a court. No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you are urged to consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the securities is respected.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a U.S. Holder of securities. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities with a Term of Not More Than One Year

Assuming the treatment of the securities described above is respected, and the term of the securities from issuance to the last possible date that the securities could be outstanding is not more than one year, the following discussion applies.

The Coupon Payment. You generally will be required to recognize interest income equal to the portion of the coupon payment attributable to the yield on the Deposit at the time such portion is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes. You may be required to defer deductions for interest paid or accrued with respect to indebtedness incurred to purchase or carry the security until the Maturity Date or until the securities are disposed of in a taxable transaction.

As discussed above, any excess of the coupon payment over the portion thereof attributable to the yield on the Deposit will be treated as Option Premium. The Option Premium will be accounted for in the manner described below.

Settlement of the Put Option. If you receive Laggard Reference Stock on the Maturity Date, you will be deemed to have applied the Deposit toward the settlement of the Put Option. In such case, you generally will not recognize gain or loss with respect to the Option Premium or the Laggard Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock equal to the Deposit less the aggregate Option Premium (the “Net Purchase Price”), and such basis will be allocated proportionately among the shares of Reference Stock (including any fractional shares). Your holding period for any such shares of Laggard Reference Stock received will start on the day after receipt. With respect to any cash received in lieu of a fractional share of Laggard Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of such cash received and the tax basis allocable to the fractional share.

If, instead of the Physical Delivery Amount, you receive the Cash Value of the Laggard Reference Stock, you generally will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received and the Net Purchase Price.

If on the Maturity Date you receive an amount of cash equal to the principal amount plus the final coupon payment, the Put Option will be deemed to have expired unexercised. In this case, you generally will not recognize income upon the return of the Deposit, but you generally will recognize short-term capital gain in an amount equal to the aggregate Option Premium.

Sale, Exchange or Early Retirement of the Securities. Upon a sale, exchange or retirement of a security prior to the Maturity Date, you generally will recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of economically accrued but unpaid yield on the Deposit, and (ii) the Issue Price of the security. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the sale of the Deposit. In addition, you generally will recognize interest income with respect to economically accrued yield on the Deposit that you have not previously included in income. You should consult your own tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Securities with a Term of More Than One Year

Assuming the treatment of the securities described above is respected, and the term of the securities from issuance to the last possible date that the securities could be outstanding is more than one year, the following discussion applies.

The Coupon Payment. You generally will be required to recognize interest income equal to the portion of the coupon payment attributable to the yield on the Deposit at the time such portion is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

As discussed above, any excess of the coupon payment over the portion thereof attributable to the yield on the Deposit will be treated as Option Premium. The Option Premium will be accounted for in the manner described below.

Settlement of the Put Option. If you receive Laggard Reference Stock on the Maturity Date, you will be deemed to have applied the Deposit toward the settlement of the Put Option. In such case, you generally will not recognize gain or loss with respect to the Option Premium or the Laggard Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Laggard Reference Stock received equal to the Net Purchase Price, and such basis will be allocated proportionately among the shares of Reference Stock (including any fractional shares). Your holding period for any such shares of Reference Stock will start on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of such cash and the tax basis allocable to the fractional share.

If, instead of the Physical Delivery Amount, you receive the Cash Value of the Laggard Reference Stock, you generally will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received and the Net Purchase Price.

If on the Maturity Date you receive an amount of cash equal to the principal amount plus the final coupon payment, the Put Option will be deemed to have expired unexercised. In this case, you generally will not recognize income upon the return of the Deposit, but you generally will recognize short-term capital gain in an amount equal to the aggregate Option Premium.

Sale, Exchange of the Securities. Upon sale or exchange of the securities prior to Maturity, you generally will recognize an amount of capital gain or loss equal to the difference between (i) the proceeds received (including the sum of all payments received attributable to Put Premium) minus the amount of accrued but unpaid yield on the Deposit, and (ii) the purchase price of the securities. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued yield on the Deposit that you have not previously included in income. You will recognize short-term capital gain or loss with respect to your rights and obligations under the Put Option, and you will recognize long-term capital gain or loss with respect to the Deposit, if at the time of the sale or exchange you have held the securities for more than one year. You should consult your own tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Possible Alternative Tax Treatments of an Investment in the Securities.

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could affect materially the timing and character of the income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt obligations. In that event, in the case of securities with a term of not more than one year, as determined above, any gain on retirement of the securities at maturity would likely be treated as ordinary income, and any loss would likely be treated as capital loss. You should consult your tax adviser regarding the tax treatment of a sale or exchange of short-term debt obligations and the rules regarding deferral of interest on indebtedness incurred by a cash-method taxpayer with respect to short-term debt obligations. Securities with a term of more than one year would likely be treated as contingent payment debt instruments, and you would be required to accrue into income original issue discount at our comparable yield for similar non-contingent debt. Any gain on the sale, exchange or retirement of the securities would be treated as ordinary income and you may be required to disclose losses. Other treatments are also possible. For instance, it is possible that the entire coupon could be treated as ordinary income at the time received or accrued in accordance with your method of accounting and/or that the receipt of Reference Stock at maturity could be treated as a taxable event. Accordingly, you are urged to consult you own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a Non-U.S. Holder of securities. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a Non-U.S. Holder for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In that case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of a security.

If you are a Non-U.S. Holder and certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, we do not believe that you should be subject to withholding tax with respect to coupon payments on the securities. However, notwithstanding our treatment of the securities as a Put Option and a Deposit, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and it is possible that certain paying agents might withhold on coupon payments to you at a rate of 30% unless you claim an exemption or reduction under an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisers regarding the possibility of such withholding, including the possibility of obtaining a refund of withheld amounts.

If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a U.S. Holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding tax, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Reference Stocks or instruments whose value is derived from the Reference Stocks. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the Reference Stocks on any trading day as well as the Initial Stock Prices, and, therefore, effectively establish a higher price at which the Reference Stocks must trade for you to receive at maturity of the securities the face amount of your securities (in addition to coupons on the securities). From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stocks or instruments whose value is derived from the Reference Stocks. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stocks or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No securities holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCKS

In the relevant pricing supplement, we will provide summary information regarding the business of the issuers of the Reference Stocks based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuers of the Reference Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Reference Stocks or other securities of the issuers of the Reference Stocks. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuers of the Reference Stocks from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Reference Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stocks have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stocks.

We and/or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stocks or the issuers of the Reference Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stocks or the issuers of the Reference Stocks, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of a security, you should undertake an independent investigation of the Reference Stocks or the issuers of the Reference Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stocks. We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price of each Reference Stock, the price of each Reference Stock quoted on the Relevant Exchange (in the case of securities with continuous Reference Stock monitoring) or the closing price of each Reference Stock (in the case of securities with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, anti-dilution adjustments, the Final Stock Price of each Reference Stock, the Laggard Reference Stock, the coupon payable on any Coupon Payment Date and the amount we will pay you at maturity, as well as whether the price or the closing price, as applicable, of any Reference Stock on any day during the Observation Period is equal to or below the Threshold Price of such Reference Stock. In addition, the calculation agent will determine whether a market disruption event has occurred and whether a day is a Coupon Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date, if applicable, on or prior to 11:00 a.m. on the business day preceding the Maturity Date and each Coupon Payment Date, if applicable.

All calculations with respect to the Initial Stock Price of each Reference Stock, the price of each Reference Stock quoted on the Relevant Exchange (in the case of securities with continuous Reference Stock monitoring) or the closing price of each Reference Stock (in the case of securities with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, the Final Stock Price of each Reference Stock and the payment at maturity and on any Coupon Payment Date per $1,000 security face amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate face amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

A “market disruption event” means, with respect to each Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, material limitation or absence of trading of such Reference Stock (or such security) on the primary market for such Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•	a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to such Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract,

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Stock or any instrument related to such Reference Stock or to adjust or unwind all or a material portion of any hedge position in such Reference Stock with respect to the securities.

For the purpose of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on such Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to such Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

In addition, if a market disruption event occurs or is continuing on the Valuation Date or on any later day through and including the Maturity Date, we may choose to pay cash instead of delivering the Laggard Reference Stock on the Maturity Date.

Anti-dilution Adjustments

The calculation agent will adjust the Final Stock Price of each Reference Stock and, if necessary, the payment you will receive at maturity as described below, but only if an event described under one of the six subsections beginning with “—Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection.

The adjustments described below do not cover all events that could affect a Reference Stock and, therefore, the Final Stock Price of such Reference Stock and the payment you will receive at maturity, such as an issuer tender or exchange offer for such Reference Stock at a premium to its market price, an offering of such Reference Stock for cash by the relevant Reference Stock Issuer or a tender or exchange offer made by a third party for less than all outstanding shares of such Reference Stock.

How Adjustments Will Be Made. If an event requiring anti-dilution adjustment occurs with respect to a Reference Stock, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the “reference amount.” This term refers to the amount of such Reference Stock for which the Final Stock Price is to be determined on the Valuation Date. For example, if no adjustment is required, the Final Stock Price of such Reference Stock will be the closing price of one share of such Reference Stock on the Valuation Date. We describe how the closing price will be determined under “—Special Calculation Provisions” below.

If an adjustment is required because one of the dilution events described in the first five subsections below—these involve stock splits, reverse stock splits, stock dividends, extraordinary dividends and issuances of transferable rights and warrants—occurs, then the Final Stock Price of such Reference Stock might instead be, for example, the closing price, on the Valuation Date, of two shares of such Reference Stock or a half share of such Reference Stock, depending on the event.

If an adjustment is required because one of the reorganization events described under “—Reorganization Events” below—these involve events in which cash, securities or other property is distributed in respect of a Reference Stock—occurs, then the Final Stock Price of such Reference Stock will be as follows, assuming there has been no prior anti-dilution adjustment: the value, on the Valuation Date, of the property distributed in the reorganization event in respect of one share of such Reference Stock, plus one share of such Reference Stock if such Reference Stock remains outstanding. In that case, the adjusted reference amount will be the property so distributed plus one share of such Reference Stock, if applicable. In addition, on the Maturity Date, your Securities will be exchangeable for the kind or kinds of property comprising the adjusted reference amount, or the cash value of that property, as described in more detail under “—Reorganization Events” below.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the applicable Final Stock Price of such Reference Stock, which will be the closing price of the adjusted reference amount on the Valuation Date. If a reorganization event occurs, the Final Stock Price of such Reference Stock will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “—Reorganization Events” below.

Step Three. Having adjusted the reference amount in step one and determined the Final Stock Price in step two for each Reference Stock in respect of which an anti-dilution adjustment is required, the calculation agent will use the prices determined in step two to calculate the Threshold Fraction for each Reference Stock and to determine the Laggard Reference Stock and the payment you will receive at maturity.

Step Four. If we elect to deliver cash to the holder on the Maturity Date, the amount we deliver will equal the cash value of the Laggard Reference Stock that we would otherwise deliver, based on the adjusted rate calculated in step three. The calculation agent will determine the cash value of that stock by multiplying the number of shares involved by the closing price for one share of the Laggard Reference Stock on the Valuation Date, rather than by the adjusted Final Stock Price of the Laggard Reference Stock, which will be the closing price for the adjusted reference amount. If your Securities would be exchangeable for property other than the Laggard Reference Stock because of a reorganization event, then the calculation agent will determine the cash value of that property in the manner described under “—Reorganization Events” below.

If more than one event requiring adjustment of the Final Stock Price of a Reference Stock and, if necessary, your payment at maturity occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the Final Stock Price for each Reference Stock, the applicable Threshold Fraction, the Laggard Reference Stock and the adjusted payment at maturity you will receive, if necessary, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the Valuation Date.

If an event requiring anti-dilution adjustment of your payment at maturity occurs as described in this pricing supplement, the calculation agent will also, on each trading day on or after the day on which the adjustment becomes required, adjust the market price and closing price of the relevant Reference Stock in order to determine whether the market price and closing price of any Reference Stock falls below the applicable Threshold Price during the Observation Period. The adjusted market price will be the adjusted reference amount as described in step one above multiplied by the market price of the relevant Reference Stock during that trading day. If a reorganization event occurs, the adjusted market price of such Reference Stock will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “—Reorganization Events” below.

The calculation agent will adjust the Final Stock Price of a Reference Stock and, if necessary, your payment at maturity for each reorganization event described under “—Reorganization

Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the Final Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity unless the adjustment would result in a change of at least 0.1% in your payment at maturity that would apply without the adjustment. The payment you will receive at maturity resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward (e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235).

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG, London Branch that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this pricing supplement, when we say that the calculation agent will adjust the Final Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the Final Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount—the first step in the adjustment process described above—for the relevant event.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If a Reference Stock is subject to a stock split, then once the stock split becomes effective, the calculation agent will adjust the reference amount to equal the sum of the prior reference amount—i.e., the reference amount before that adjustment—and the product of (1) the number of new shares issued in the stock split with respect to one share of such Reference Stock and (2) the prior reference amount. The reference amount—and, thus, the Final Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the first day on which such Reference Stock trades without the right to receive the stock split occurs after the date of this pricing supplement and on or before the Valuation Date.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Reference Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount and the quotient of (1) the number of shares of such Reference Stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of such Reference Stock outstanding immediately before the reverse stock split becomes effective. The reference amount—and, thus, the Final Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the reverse stock split becomes effective after the date of this pricing supplement and on or before the Valuation Date.

Stock Dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a Reference Stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount and the product of (1) the number of shares issued in the stock dividend with respect to one share of such Reference Stock and (2) the prior reference amount. The reference amount—and, thus, the Final Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date occurs after the date of this pricing supplement and on or before the Valuation Date.

The ex-dividend date for any dividend or other distribution is the first day on which such Reference Stock trades without the right to receive that dividend or other distribution.

Extraordinary Dividends. A dividend or other distribution with respect to a Reference Stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such Reference Stock by an amount equal to at least 10% of the closing price of such Reference Stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount and (2) a fraction, the numerator of which is the closing price of such Reference Stock on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount—and, thus, the Final Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date occurs after the date of this pricing supplement and on or before the Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Reference Stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Final Stock Price of such Reference

Stock and to the payment you will receive at maturity, if necessary, only as described under “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

The reference amount for a Reference Stock will not be adjusted to reflect dividends or other distributions paid with respect to such Reference Stock, other than:

•	stock dividends described above;

•	extraordinary dividends described above;

•	issuances of transferable rights and warrants as described below under “—Transferable Rights and Warrants;” and

•	distributions that are spin-off events described below under “—Reorganization Events.”

Transferable Rights and Warrants. If a Reference Stock Issuer issues transferable rights or warrants to all holders of the relevant Reference Stock to subscribe for or purchase such Reference Stock at an exercise price per share that is less than the closing price of such Reference Stock on the trading day before the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

•

the numerator will be the number of shares of such Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such Reference Stock offered for subscription or purchase under those transferable rights or warrants; and

•

the denominator will be the number of shares of such Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such Reference Stock that the aggregate offering price of the total number of shares of such Reference Stock so offered for subscription or purchase would purchase at the closing price of such Reference Stock on the trading day before that ex-dividend date, with that number of additional shares determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

The reference amount—and, thus, the Final Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date described above occurs after the date of this pricing supplement and on or before the Valuation Date.

Reorganization Events. Each of the following is a reorganization event with respect to a Reference Stock:

•	such Reference Stock is reclassified or changed;

•

such Reference Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all such outstanding Reference Stock is exchanged for or converted into other property;

•	a statutory share exchange involving such outstanding Reference Stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the relevant Reference Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the relevant Reference Stock Issuer effects a spin-off—that is, issues to all holders of such Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the relevant Reference Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all such outstanding Reference Stock.

Adjustments for Reorganization Events. If a reorganization event occurs with respect to a Reference Stock, then the calculation agent will adjust the reference amount so that it consists of each type of distribution property distributed in respect of one share of such Reference Stock—or in respect of whatever the prior reference amount may be—in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the adjustment process described under “—How Adjustments Will Be Made” above, the distribution property so distributed in respect of one share of a Reference Stock will be the adjusted reference amount described in step one, the value of that property on the Valuation Date will be the Final Stock Price of such Reference Stock described in step two, and the calculation agent will determine the Laggard Reference Stock and adjust the payment you will receive at maturity, if necessary, based on these items as described in step three.

Consequently, if a reorganization event occurs with respect to a Reference Stock that is determined by the calculation agent to be the Laggard Reference Stock, we will deliver to the holder, for each $1,000 face amount of the Securities, each type of distribution property distributed in the reorganization event in respect of the prior reference amount.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a marketable security, the calculation agent will use the closing price for the security on the Valuation Date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If more than one type of distribution property is involved, the reference amount will be adjusted so that your Securities are exchangeable for each type, or for the cash value of each type, in the same proportion as the value of each type bears to the total value of the distribution property distributed in respect of the prior reference amount. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs, and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if a Reference Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if a Reference Stock Issuer merges into another company, and each share of the relevant Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of such Reference Stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “—Anti-dilution Adjustments” as if the common shares were such Reference Stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, the Final Stock Price of such Reference Stock used to determine the Laggard Reference Stock and, if necessary, to calculate the adjusted payment at maturity you will receive will be the total value, as determined by the calculation agent on the Valuation Date, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the Valuation Date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of this pricing supplement and on or before the Valuation Date.

Distribution Property. When we refer to “distribution property,” we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of a Reference Stock—or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes one share of such Reference Stock—or other applicable reference amount—in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for such Reference Stock as described above. Consequently, in this pricing supplement, when we refer to a Reference Stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to a Reference Stock Issuer, we mean any successor entity in a reorganization event.

No anti-dilution adjustments will be required unless the adjustment would require a change of at least 0.1%. The adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments after the close of business on the business day immediately preceding the Maturity Date.

For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments for such Reference Stock will be made as if the Underlying Stock is serving as such Reference Stock. If your securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your securities, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as a Reference Stock, no adjustment to the ADS price will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or

(2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of underlying stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Deutsche Bank AG, London Branch, as calculation agent, will be solely responsible for the determination and calculation of any adjustments and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment described in this section, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the securities of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the Adjustment.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the NASD, or if the ADS facility between the issuer of the Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date”), the Underlying Stock will be deemed to be such Reference Stock. On and after the Change Date, solely for the purposes of determining whether the closing price (in the case of securities with daily Reference Stock monitoring) or price (in the case of securities with continuous Reference Stock monitoring) of the Underlying Stock is equal to or below the Threshold Price, the Initial Stock Price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The Final Stock Price shall be expressed in U.S. dollars, converting the closing price of the Underlying Stock on the Final Valuation Date, or the arithmetic average of the closing prices of the Underlying Stock on each of the Averaging Dates into U.S. dollars using the applicable exchange rate as described below.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that the Physical Delivery Amount is otherwise due at maturity, we will be deemed to have elected to deliver the Cash Value thereof (payable in U.S. dollars) in lieu of the Physical Delivery Amount. The calculation agent will determine the applicable exchange rate, which will be equal to (1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the Final Valuation Date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the Final Valuation Date in the aggregate amount of the applicable foreign currency payable to holders of the securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $1,000 security face amount upon any acceleration of the securities will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any coupons on the securities. If the securities have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the securities, any coupons will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which coupons were paid.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Securities—Form, Legal Ownership and Denomination of Securities.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.